CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Matrix Advisors Value ETF, a series of EA Series Trust and to the use of our report dated August 29, 2024 on the financial statements and financial highlights of Matrix Advisors Value Fund, Inc. Such financial statements and financial highlights appear in the June 30, 2024 Annual Report to Shareholders, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 27, 2024